Exhibit 10.1

Fourth Amendment to Commercial License Agreement

This Fourth Amendment to the Commercial License Agreement (this “Fourth Amendment”) is entered into effective as of September 26, 2016 by and between Dresser-Rand Company, a New York general partnership (“D-R”) and Ener-Core Power, Inc., a Delaware corporation (“E-C”).

Background Information

A.           D-R and E-C entered into a Commercial License Agreement effective as of November 14, 2014, which has been amended by a First Amendment on March 17, 2015, a letter agreement dated September 17, 2015, and a letter agreement dated February 29, 2016 (collectively and together with any attachments thereto, the “Agreement”).

B.            Pursuant to the Agreement, D-R and E-C entered into an Escrow Agreement dated May 4, 2015 (the “Escrow Agreement”), with JPMorgan Chase Bank, N.A. as the escrow agent (the “Escrow Agent”).

C.            D-R and E-C desire to jointly authorize the Escrow Agent to release certain amounts from the Fund (as defined in the Escrow Agreement) to certain parties, as set forth herein.

Now, therefore, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, D-R and E-C hereby agree as follows:

1.             Release of Escrow Funds. The parties hereby agree and acknowledge that, pursuant to Section 3 of the Escrow Agreement, the Escrow Agent is jointly authorized to release from the Fund the authorized amounts to the corresponding authorized recipients, including third parties, as expressly set forth in Schedule 1 hereto. The parties will promptly execute joint written instructions authorizing such releases in the form set forth in Exhibit A-1 of the Escrow Agreement.

2.             No Other Amendment. Except as provided for above, this Amendment does not further amend the terms of the Agreement, which remains in full force and effect as currently written.

IN WITNESS WHEREOF, E-C and D-R hereto have each caused this Fourth Amendment to be executed by them or in the name and on behalf of each of them by one of their respective officers, thereunto duly authorized, as of the date written above.

Ener-Core Power, Inc.

By:
Name:
Title:

Dresser-Rand Company

By:
Name:
Title:

Schedule 1: Authorized Amounts and Recipients